Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-29413) pertaining to the Miravant Medical Technologies 401(k)
- Employee Stock Ownership Plan and (Form S-8 No. 333-34953) pertaining to the Miravant Medical Technologies 1989 Stock Option Plan, the Miravant Medical Technologies 1994 Stock Option Plan and the Miravant Medical Technologies 1996 Stock Compensation Plan and to the incorporation by reference in the Registration Statement (Form S-3/A No. 333-60251) and in the related Prospectus of our report dated March 4, 1999, with respect to the consolidated financial statements of Miravant Medical Technologies included in its Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                     /S/   ERNST & YOUNG LLP
                                                     -----------------------
                                                           ERNST & YOUNG LLP
March 26, 1999
Woodland Hills, California